 [PHL Variable Insurance Company ("Phoenix" or "The Company")            [LOGO]
 Regular Delivery: P.O. Box 36750, Louisville, KY 40233
 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223
 P: 866.667.0561 F: 866.667.0563]

                    [PHOENIX PORTFOLIO ADVISOR APPLICATION]
       Individual Flexible Premium Deferred Variable Annuity Application Owner is (check one):
  [_] Individual  [_] Trust*  [_] CRT*  [_] Corporation*  [_] Other* ____

* Non-natural contract owners must accompany application with additional form:
                     [PHL-XXX] [Due Diligence Supplement].

1A.PRIMARY OWNER                                                1B.JOINT OWNER (if applicable)

Name (first, mi, last)                                          Name (first, mi, last)

Street Address                                                  Street Address

Address Cont'd                                                  Address Cont'd

City                    State           Zip                     City                    State           Zip

SS#/Tax ID #                   Phone                            SS#/Tax ID #                   Phone

Birth Date (mo, day, yr)                                        Birth Date (mo, day, yr)
                          [_] Male    [_] Female                                                [_] Male    [_] Female

2A.ANNUITANT (if not Owner)                                     2B.JOINT ANNUITANT (if applicable)

Name (first, mi, last)                                          Name (first, mi, last)

Street Address                                                  Street Address

City                    State           Zip                     City                    State           Zip

SS#/Tax ID #                   Phone                            SS#/Tax ID #                   Phone

Birth Date (mo, day, yr)                                        Birth Date (mo, day, yr)
                                [_] Male    [_] Female                                      [_] Male    [_] Female

3A.PRIMARY BENEFICIARIES                                        3B.CONTINGENT BENEFICIARIES

Name #1 (first, mi, last)                       Relationship    Name #1 (first, mi, last)                       Relationship

SS#/Tax ID #
                    Birth Date (mo, day, yr)    Percentage      SS#/Tax ID #        Birth Date (mo, day, yr)    Percentage

Name #2 (first, mi, last)                       Relationship    Name #2 (first, mi, last)                       Relationship

SS#/Tax ID #
                    Birth Date (mo, day, yr)    Percentage      SS#/Tax ID #        Birth Date (mo, day, yr)    Percentage

[_]  Check here to include additional beneficiaries on separate [_]  Check here to include additional beneficiaries on separate
page.                                                           page.

4. ELECTRONIC ACCESS

As Primary Owner of the Contract, I hereby agree to access all information relating to my Contract electronically, through my Phoenix online account which shall be established upon issuance of my contract. I can access my contract through the Phoenix website, [www.Phoenixwm.com].

I agree to visit the Phoenix website periodically to review all documents relating to my Contract. I agree to keep Phoenix apprised of any changes to my e-mail address shown below. I agree to maintain the password security of my online account and understand that I will be responsible for all orders, data, information or requests using my password. If I suspect there is unauthorized use of my password, I agree to notify Phoenix immediately.

The e-mail address provided will only be used for communication related to my Contract with Phoenix and shall not be used for any other purposes. Except as permitted by law, Phoenix does not transfer customer data to unaffiliated third parties.

      Primary Owner e-mail address (required)______

If you would also like to receive a copy of the following items via US Mail, please check the appropriate box. Please Note: These paper documents are in addition to, and not a replacement for, the electronic version of the documents that will be held in your online account. While electronic notification is immediate, mail times may be longer.

______[Statements            ____Original Policy                   ____Product Prospectus/Supplements
______Financial Transactions ____Investment Portfolio Prospectuses ____Non-Financial Transactions]

 PHL-6005-4                      Page 1 of 7                            12/07

 [PHL Variable Insurance Company ("Phoenix" or "The Company")            [LOGO]
 Regular Delivery: P.O. Box 36750, Louisville, KY 40233
 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223
 P: 866.667.0561 F: 866.667.0563]

5. PURCHASE PAYMENT/PLAN TYPE ([$25,000 minimum]. Fill out Section A or Section B.)

  A. Nonqualified:      Estimated Amount: $_________________________ .

[_] 1035 Exchange       (Requires Form [PHL XXX]: Authorization to Transfer Funds and state replacement forms.)

       OR
                        Amount: $ _____________________ paid by:
[_] New Money

                           [_] Enclosed Check (Payable to: PHL Variable Insurance Company)

                           [_] EFT Bank Routing/ABA # __________________ Account # ________________

                           [_] Other (Requires Form [PHL XXX]: Authorization to Transfer Funds and state replacement forms.)
                        Estimated Amount $_____________________________
  B. Qualified:
                        (Requires Form [PHL XXX] Authorization to Transfer Funds] and state replacement forms.)
    [_] Transfer

    [_] Rollover

OR
                        Amount: $ _____________________ paid by:
[_] New Money
                           [_] Enclosed Check (Payable to: PHL Variable Insurance Company)

                           [_] EFT Bank Routing/ABA # __________________ Account # ________________

                           [_] Other (Requires Form [PHL XXX]: Authorization to Transfer Funds] and state replacement forms.)

Qualified Plan Type:    [_] IRA    [_] Roth IRA    [_] SEP IRA    [_] Simple IRA
                        [_] Other ____________________ IRA Contribution for Tax Yr: _______________

[6. OPTIONAL LIVING BENEFITS] [(Select only one GMWB option. If selected, do not complete Section 7.)]

[_] [I elect the Single Life Option - Guaranteed Minimum Withdrawal Benefit
  (GMWB)(Asset Allocation Option required.)]
[_] [I elect the Spousal Life Option - Guaranteed Minimum Withdrawal Benefit
  (GMWB)(Asset Allocation Option required.)]

Please allocate your initial contribution across the following funds. You may change this allocation after your contract is issued.

______% [Growth ETF Asset Allocation Portfolio]
______% [Balanced ETF Asset Allocation Portfolio]
______% [Income and Growth ETF Asset Allocation Portfolio]
______% [Balanced ETF Asset Allocation Portfolio]
Allocations must total 100%

[6a. DEATH BENEFIT OPTION (select one only)]

  [_] [Return of Premium] [_] [Return of Contract Value] [_] [Annual Step-up] [_] [Annual Roll-up]

7. INVESTMENT OPTIONS (Please see Appendix A for a complete listing of Investment Options.)

You can choose to allocate your initial contribution by completing Appendix A. Alternatively, if you wish to allocate your initial contribution solely to a money market, please indicate below. You may change this allocation after your Contract is issued.

   ______100%[ PIMCO Money Market] ______100% [Rydex US Gov't Money Market]

 PHL-6005-4                      Page 2 of 7                            12/07

 [PHL Variable Insurance Company ("Phoenix" or "The Company")            [LOGO]
 Regular Delivery: P.O. Box 36750, Louisville, KY 40233
 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223
 P: 866.667.0561 F: 866.667.0563]

8. INVESTMENT ADVISOR AUTHORIZATION (To be signed by Agent/Investment Advisor, if any.)

Special Notes:

   . If you are an agent and will be appointed by Phoenix, you certify, by signing this form, that you have asked all the questions on the application and correctly recorded the answers of the proposed Owner/annuitant. You attest that you have presented to the Company all pertinent facts. You must complete sections 8A and 8B.

   . If you are not being appointed, in addition to completing Section 8A, you must also complete the Advisor Authorization Agreement ([PHL-XXX] Advisor Authorization Agreement).

   .   You MUST complete the replacement question in section 8D.

   .   Enclose Form [PHL-XXX] Suitability signed by the Contract Owner.

8A. INVESTMENT ADVISOR (If you would like trading authorization and are not completing Section 8B., please complete [PHL-XXX] Advisor Authorization Agreement.)

 Name of                               Phoenix Advisor ID:
 Investment                            (if known)
 Advisor:

 Name of Advisory                      Phoenix Firm ID:
 Firm:                                 (if known)

 Address:

 Phone:                                Fax:

 Email: (required)                     Tax ID# / SS#:

 Advisor Signature:                                         Date:

 8B. BROKER DEALER INFORMATION: (Please complete this section if you are currently associated with a Broker Dealer and will be appointed with Phoenix.)

 Broker Dealer                         Contact Name:
 Name:

 Address:                              Phone:

 8C. THIRD PARTY INVESTMENT ADVISOR: (Please complete this section and [PHL-XXX] Advisor Authorization Agreement for any additional money management and trading authorization.)

 Third Party                           Phoenix Advisor ID:
 Investment Firm:                      (if known)

 Contact Name at                       Email:
 Firm:

 Address:

 Phone:             Fax:               Tax ID # / SS #:

 Authorized                                                 Date:
 Signature:

 [_] Check here to include additional Advisors on a separate page.

 8D. REPLACEMENT QUESTIONS (To be answered by Agent/Investment Advisor)

 Do you as agent/advisor, have reason to believe the product applied for will replace existing annuities or life insurance? [_] Yes* [_] No
 Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? [_] Yes [_] No

 * If yes, replacement requirements must be followed. (All transfers and/or exchanges are considered replacements.)


 PHL-6005-4                      Page 3 of 7                            12/07

 [PHL Variable Insurance Company ("Phoenix" or "The Company")            [LOGO]
 Regular Delivery: P.O. Box 36750, Louisville, KY 40233
 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223
 P: 866.667.0561 F: 866.667.0563]

9. FRAUD WARNINGS

NAIC Model Fraud Statement: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

AZ, AK, CO, KY, ME, NM, OH, OK, PA, TN: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Louisiana Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FL: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

10. OWNER STATEMENT

All statements made on all pages of this application are true to the best of my knowledge and belief and I agree to all terms and conditions as stated herein. I also agree that this application may become a part of my annuity contract. I further verify my understanding that all payments and values provided by the contract, when based on the investment experience of the variable account, are variable and are not guaranteed as to dollar amount. I acknowledge receipt of a current prospectus. Under penalty of perjury, I certify that the social security or taxpayer identification number is correct as it appears in this application.

I understand that Phoenix may, from time to time, sponsor conferences or otherwise remunerate broker/dealers or other third parties for marketing or other services. I understand that if a financial advisor affiliated with a broker/dealer assisted me in the purchase of this variable annuity, he/she may be acting as an agent of Phoenix.

                                   [GRAPHIC]

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? [_] Yes [_] No

Will the proposed contract replace any existing annuity or insurance contract?
[_] Yes * [_] No

* If yes, replacement requirements must be followed. (All transfers and/or exchanges are considered replacements.)

The answers to the questions in this application are to the best knowledge and belief of the respondents.


 Signature of Owner:                     Signature of Joint Owner:

 Signed at City and State                Signed at City and State

 Date:                                   Date:

 SPECIAL REMARKS:

                             FOR HOME OFFICE USE

 PHL-6005-4                      Page 4 of 7                            12/07